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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 of First Maryland Bancorp, of our report dated January 24, 1997, on our audits of the consolidated statements of condition of First Maryland Bancorp and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, which report is included in First Maryland Bancorp's Annual Report on Form 10-K for the year ended December 31, 1996.

     We also consent to the reference to our firm under the caption "Experts."

                                       COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
June 2, 1997